Exhibit 99.1

Nasdaq Grants VeriChip Corporation’s Request to Remain Listed on The Nasdaq Stock Market and to
Transfer to The Nasdaq Capital Market

DELRAY BEACH, FL – May 29, 2009 — VeriChip Corporation (NASDAQ:CHIP) (“VeriChip” or the “Company”) announced today that it received notice from The Nasdaq Stock Market on May 27, 2009, that the Nasdaq Hearings Panel has granted the Company’s request to remain listed on The Nasdaq Stock Market and to transfer to The Nasdaq Capital Market, effective May 29, 2009. The Company’s continued listing is subject to the following condition: on or before September 1, 2009, the Company must demonstrate compliance with all continued listing standards of The Nasdaq Capital Market. The Company is confident that it can satisfy this condition due to its expectation that it will book all or part of a $4.5 million deferred gain on the sale of its former Xmark subsidiary in July 2009, which will be additive to its stockholders’ equity. The transfer to The Nasdaq Capital Market will be seamless to the Company’s stockholders.

As of today, other than the minimum bid price requirement of at least $1 per share, which has been suspended until July 19, 2009, due to market conditions, the Company does not meet the continued listing standard of The Nasdaq Capital Market requiring stockholders’ equity of $2.5 million. As of March 31, 2009, the Company’s stockholders’ equity was $1.6 million. Upon booking the above-referenced deferred gain, the Company’s stockholders’ equity will far exceed The Nasdaq Capital Market’s stockholders’ equity requirement of $2.5 million.

Scott R. Silverman, Chairman of VeriChip, commented, “Of course this is great news for our stockholders. Maintaining our Nasdaq listing is a key element of our business model moving forward. This ruling and the anticipated receipt of the escrowed funds from the Xmark sale will put us in compliance on this stockholders’ equity element for the foreseeable future.”

About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, has developed the VeriMed™ Health Link System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip, cleared for medical use in October 2004 by the United States Food and Drug Administration. VeriChip also announced the formation of its VeriGreen Energy Corporation division, which will invest in the clean and alternative energy sector, to complement its healthcare division.

For more information on VeriChip, please call 1-800-970-2447, or e-mail info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.

Statements about VeriChip’s future expectations, including its ability to record a substantial portion of the deferred gain on the sale of Xmark in July of 2009, its ability to meet the Nasdaq’s continued listing standards for the Nasdaq Capital Market as set forth in Marketplace Rule 5550 and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and VeriChip’s actual results could differ materially from expected results. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on February 12, 2009, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

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CONTACT:
VeriChip Corporation
Allison Tomek
(561) 805-8008
atomek@verichipcorp.com